UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2014

Gulf Coast Ultra Deep Royalty Trust
(Exact name of registrant as specified in its charter)

Delaware	001-36386	46-6448579
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A., as trustee
Institutional Trust Services
919 Congress Avenue, Suite 500
Austin, Texas 78701
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (512) 236-6599

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Freeport-McMoRan Inc. (FCX) issued a press release dated December 24, 2014, announcing a successful production test from McMoRan Oil & Gas LLC's (McMoRan) Highlander discovery located onshore in South Louisiana in the Inboard Lower Tertiary/Cretaceous trend. FCX stated that the production test, which was performed in the Cretaceous/Tuscaloosa section, indicated a flow rate of approximately 43.5 million cubic feet of natural gas per day (MMcf/d), approximately 21 MMcf/d net to McMoRan, on a 22/64th choke with flowing tubing pressure of 11,880 pounds per square inch. FCX also stated that McMoRan and its partners expect to begin production in 2015 using facilities in the immediate area.

As previously reported by FCX, the Highlander discovery well was drilled to a total depth of approximately
29,400 feet in first-quarter 2014, and wireline log and core data obtained from the Wilcox and Cretaceous sand packages indicated favorable reservoir characteristics with approximately 150 feet of net pay. FCX further noted that McMoRan has identified multiple prospects in the Highlander area where it controls rights to more than 60,000 gross acres.

The press release notes that McMoRan is operator of the Highlander well and holds an approximate 49 percent net revenue interest. Gulf Coast Ultra Deep Royalty Trust (the Royalty Trust) holds a 3.6 percent overriding royalty interest in the Highlander subject interest.

Cautionary Statement Regarding Forward-Looking Statements: This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are all statements other than statements of historical facts, such as any statements regarding the future financial condition of the Royalty Trust, all statements regarding McMoRan’s plans for the subject interests, the potential results of any drilling on the subject interests by the applicable operator, anticipated interests of McMoRan and the Royalty Trust in any of the subject interests, McMoRan’s geologic model and the nature of the geologic trend in the Gulf of Mexico and onshore in the Gulf Coast region discussed in this report, and all statements regarding any belief or understanding of the nature or potential of the subject interests. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” "potential," and any similar expressions and/or statements that are not historical facts are intended to identify those assertions as forward-looking statements.

Forward-looking statements are not guarantees or assurances of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that may cause actual results to differ materially from those anticipated by the forward-looking statements include, but are not limited to, the risk that the subject interests will not produce hydrocarbons, general economic and business conditions, variations in the market demand for, and prices of, oil and natural gas, drilling results, changes in oil and natural gas reserve expectations, the potential adoption of new governmental regulations, decisions by FCX or McMoRan not to develop the subject interests, any inability of FCX or McMoRan to develop the subject interests, damages to facilities resulting from natural disasters or accidents and other factors described in Part I, Item 1A. "Risk Factors" in the Royalty Trust's annual report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission.

Investors are cautioned that test results may not be indicative of future production rates or of the amounts of hydrocarbons that a well may produce, and that many of the assumptions upon which forward-looking statements are based are likely to change after such forward-looking statements are made, which the Royalty Trust cannot control. The Royalty Trust cautions investors that it does not intend to update its forward-looking statements, notwithstanding any changes in assumptions, changes in business plans, actual experience, or other changes, and the Royalty Trust undertakes no obligation to update any forward-looking statements except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gulf Coast Ultra Deep Royalty Trust
By:	The Bank of New York Mellon
Trust Company, N.A., as Trustee

By:	/s/ Michael J. Ulrich
Michael J. Ulrich
Vice President

Date: December 31, 2014

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